EXHIBIT 5.1


                     [LETTERHEAD OF SHEARMAN & STERLING LLP]


                                                                  April 26, 2006

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760


Ladies and Gentlemen:


                  We have acted as counsel to Boston Scientific Corporation, a Delaware corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 on Form-S-8 to Form S-4 Registration Statement (the "Registration Statement") being filed by the Company on April 26, 2006 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 38,781,212 shares of common stock, par value $.01 per share, of the Company (the "Shares"), to be issued from time to time pursuant to the Guidant Employee Savings and Stock Ownership Plan, Guidant Corporation 1998 Stock Plan, Guidant Corporation 1996 Nonemployee Director Stock Plan and the Guidant Corporation 1994 Stock Plan (the "Plans").

                  In so acting, we have examined the Registration Statement, and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies. The opinion expressed below is limited to the General Corporation Law of Delaware, and we do not express any opinion herein concerning any other law.

                  Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the relevant Plan and (b) paid for in full accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Shearman & Sterling LLP